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THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE
CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND DECLARED EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS  SUPPLEMENT                              SAFETY FIRST(SM) INVESTMENTS
(To Prospectus Dated December 1, 1997)
                                     Safety of Principal, Opportunity for Growth
SALOMON SMITH BARNEY HOLDINGS INC.
WORLD INDEX ALLOCATION SERIES 1998

Six Principal-Protected Equity Linked Notes each based upon one of six international equity indexes:

S&P 500(R) Index          Nikkei 225 Index
Russell 2000(R) Index     Latin 15(TM) Index
FTSE Eurotop 100 Index    Asia Tiger 100(TM) Index

     This booklet contains preliminary Prospectus Supplements and an accompanying Prospectus that describe each of the six separate
Principal-Protected Equity Linked Notes included in Salomon Smith Barney Holdings Inc.'s World Index Allocation Series 1998. You may purchase one, some or all of the six Notes described herein, each of which is based upon one of the indexes listed above and each of which is a separate security.

     This preliminary Prospectus Supplement regarding the separate Notes included in the World Index Allocation Series 1998 is only to be used together with the six preliminary Prospectus Supplements for the Notes dated September 10, 1998 and the related Prospectus dated December 1, 1997.

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Salomon Smith Barney is a service mark of Solomon Smith Barney Inc.